Exhibit 99.2
PROXY -NNN REALTY ADVISORS, INC. For the Special Meeting of Stockholders — ___, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I am a stockholder of NNN Realty Advisors, Inc. (the “Company”) and I have received the Notice of Special Meeting of Stockholders dated ___, 2007 and the accompanying joint proxy statement/prospectus. I appoint Scott D. Peters and Andrea R. Biller and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of capital stock which I may be entitled to vote at the Special Meeting of Stockholders to be held at the corporate headquarters at 1551 North Tustin Avenue, Suite 300, Santa Ana, California, 92705 on ___, ___, 2007 at ___a.m. Pacific Time or at any and all adjournments thereof, with all powers which I would have if I were personally present at the meeting. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE. (Continued and to be signed on reverse side.) Telephone Instructions You can vote by telephone! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. To vote using the Telephone (within U.S. and Canada) Call toll free [ ][( )] in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message. If you vote by telephone, please DO NOT mail this proxy card. Proxies submitted by telephone must be received by ___a.m., Pacific Time, on ___, 2007. THANK YOU FOR VOTING

Special Meeting Proxy Card The Board of Directors recommends a vote FOR all of the proposals. 1.TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 22, 2007, BY AND AMONG THE COMPANY, GRUBB & ELLIS COMPANY AND B/C CORPORATE HOLDINGS, INC. FOR AGAINST ABSTAIN 2.TO APPROVE AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THE PROPOSALS. FOR AGAINST ABSTAIN Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. ___ Dated: ___, 2007 Signature Signature if held jointly PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.